UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2026

CEMTREX, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-37464	30-0399914
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

135 Fell Court Hauppauge, NY	11788
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (631) 756-9116

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13 ©(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	CETX	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets

As previously disclosed in the Current Report on Form 8-K filed on November 19, 2025, on November 13, 2025, Cemtrex, Inc. (the “Company”) entered into a Share Purchase Agreement (the “Agreement”) with Karl F. Kiefer, an individual resident of Texas (the “Seller”), and Invocon, Inc., a Texas corporation (“Invocon”), pursuant to which the Company agreed to acquire 100% of the issued and outstanding shares of Invocon for a purchase price of $7,060,000 in cash.

On January 8, 2026, the Company completed the acquisition of Invocon. As a result of the transaction, Invocon became a wholly-owned subsidiary of the Company. The purchase price of $7,060,000 was paid in cash at closing.

The Agreement has been included to provide investors with information regarding its terms. The representations, warranties, and covenants contained in the Agreement were made only for the purposes of the Agreement, were made as of specific dates, were made solely for the benefit of the parties to the Agreement, and may not have been intended to be statements of fact, but rather as a method of allocating risk and governing the contractual rights and relationships among the parties to the Agreement. In addition, such representations, warranties, and covenants may have been qualified by certain disclosures not reflected in the text of the Agreement and may apply standards of materiality and other qualifications and limitations in a way that is different from what may be viewed as material by the Company’s shareholders. None of the Company’s shareholders or any other third party should rely on the representations, warranties, and covenants, or any descriptions thereof, as characterizations of the actual state of facts or conditions of the Company, Invocon, or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company that is or will be contained in, or incorporated by reference into, the Forms 10-K, Forms 10-Q, Forms 8-K, and other documents that the Company files or has filed with the SEC.

The foregoing description of the Agreement and the transaction is a summary, does not purport to be complete, and is qualified in its entirety by reference to the full text of the Agreement, a copy of which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on November 19, 2025 and is incorporated by reference herein.

Item 8.01 Other Events

On January 8, 2026, the Company issued a press release announcing the completion of the acquisition of Invocon, Inc. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired. The financial statements of Invocon that may be required by Item 9.01(a) to this Current Report on Form 8-K will be filed by amendment within 71 calendar days after the date this report on Form 8-K must be filed.

(b) Pro Forma Financial Information. The pro forma financial information that may be required by Item 9.01(b) to this Current Report on Form 8-K will be filed by amendment within 71 calendar days after the date this report on Form 8-K must be filed.

(d) Exhibits

Exhibit No.	Description
2.1	Share Purchase Agreement, dated November 13, 2025 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on November 19, 2025)
99.1	Press Release dated January 8, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEMTREX, INC.

Date: January 8, 2026	By:	/s/ Saagar Govil
Saagar Govil
Chairman, President and Chief Executive Officer